UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2026

(Date of earliest event reported)

HUT 8 CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 224-6427

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 27, 2026, Hut 8 DC LLC (the “Issuer”), an indirect wholly-owned subsidiary of Hut 8 Corp. (the “Company”), formally announced its intention to offer, subject to market conditions and other factors, $3,248 million aggregate principal amount of senior secured notes due 2042 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Issuer intends to use the proceeds from the Offering to (i) finance a portion of the development and construction of a turnkey data center with 245 megawatts of critical IT capacity and the related substation at the Company's River Bend campus located in St. Francisville, Louisiana (collectively, the “Data Center Project”), (ii) reimburse the Company for a portion of its prior equity contributions to the Issuer that were used to fund capital expenditures relating to the Data Center Project, (iii) fund debt service reserves and (iv) pay fees and expenses in connection with the Offering.

Attached hereto as Exhibit 99.1 to this Current Report on Form 8-K is certain illustrative financial information (the “Illustrative Financial Information”) concerning the Data Center Project that has been disclosed by the Issuer in connection with the Offering.

The information included in this Item 7.01 and in the Illustrative Financial Information attached hereto as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Data Center Project, statements relating to the completion, size and timing of the Offering, the anticipated use of any proceeds from the Offering, and the terms of the Notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all, and the other factors described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Illustrative Financial Information of the Data Center Project
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.

Dated: April 27, 2026	By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer